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                                                                Exhibit (a)2.c.


                           ARTICLES SUPPLEMENTARY FOR
                             SM&R INVESTMENTS, INC.

             Designation of New Series and Classification of Shares

         Pursuant to the provisions of Section 2-208 of the Maryland General Corporation Law, SM&R Investments, Inc. (the "Corporation") adopts the following Articles Supplementary:

                                   ARTICLE ONE

         The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                                   ARTICLE TWO

         The Corporation has six billion (6,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock is sixty million dollars ($60,000,000).

                                  ARTICLE THREE

         Prior to the adoption of these Articles Supplementary, the Corporation had the following seven series of shares: the "SM&R Government Bond Fund," comprised of five hundred twenty-three million (523,000,000) shares; the "SM&R Tax Free Fund," comprised of five hundred twenty-one million (521,000,000) shares; the "SM&R Primary Fund," comprised of two billion, one hundred seventy-six million (2,176,000,000) shares; the "SM&R Money Market Fund," comprised of one billion (1,000,000,000) shares; the "SM&R Alger Growth Fund," comprised of two hundred million (200,000,000) shares; the "SM&R Alger Small-Cap Fund," comprised of two hundred million (200,000,000) shares; the "SM&R Alger Aggressive Growth Fund," comprised of two hundred million (200,000,000) shares; and the "SM&R Alger Technology Fund," comprised of two hundred million (200,000,000) shares, each of the shares of such series having a par value of one cent ($0.01) per share.

                                  ARTICLE FOUR

         At a meeting of the Board of Directors of the Corporation held on August 17, 2000, in accordance with Section 2-208 of the Maryland General Corporation Law and Article V of the Corporation's Amended and Restated Articles of Incorporation, the Board of Directors of the Corporation passed a resolution designating three new three-class series of the Corporation's stock, as named immediately below, and classifying four hundred million (400,000,000) shares of the Corporation's authorized but unissued and unclassified stock into such three new series as follows:


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         SM&R Growth Fund
              Class A                   Fifty million (50,000,000) shares
              Class B                   Twenty-five million (25,000,000) shares
              Class T                   Seventy-five million (75,000,000) shares

         SM&R Balanced Fund
              Class A                   Fifty million (50,000,000) shares
              Class B                   Twenty-five million (25,000,000) shares
              Class T                   Twenty-five million (25,000,000) shares

         SM&R Equity Income Fund
              Class A                   Fifty million (50,000,000) shares
              Class B                   Twenty-five million (25,000,000) shares
              Class T                   Seventy-five million (75,000,000) shares

Each of the shares of such series and classes shall have a par value of one cent ($0.01). Such shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporation's Amended and Restated Articles of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 1st day of December, 2000. The foregoing Articles Supplementary shall be effective as of December 31, 2000.

ATTEST:                                 SM&R INVESTMENTS, INC.




 /s/ Teresa Axelson                     By: /s/ Michael W. McCroskey
---------------------------------           ------------------------------------
Teresa E. Axelson, Secretary                Michael W. McCroskey, President


         THE UNDERSIGNED, President of SM&R Investments, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            /s/ Michael W. McCroskey
                                            ------------------------------------
                                            Michael W. McCroskey, President


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